Exhibit 21

                           SUBSIDIARIES OF THE COMPANY
                             As of December 31, 2000


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               Name of Subsidiary                   State of Organization
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Midwest Express Services - Kansas City, Inc.             Missouri
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Midwest Express Services - Omaha, Inc.                    Nebraska
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YX Properties, LLC                                        Nebraska
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